Exhibit 99.1

    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 25, 2022
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2022 Earnings

WESTERLY, R.I., July 25, 2022 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced second quarter 2022 net income of $20.0 million, or $1.14 per diluted share, compared to net income of $16.5 million, or $0.94 per diluted share, for the first quarter of 2022.

“Washington Trust posted good second quarter results, reflecting the strength of our business model which has provided a consistent and diverse stream of earnings over time,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “Our continued commitment to our customers, who value our trusted advice and personal service, has been key to our continued success during these uncertain economic times.”

Selected financial highlights for the second quarter include:
•Returns on average equity and average assets for the second quarter were 16.11% and 1.37%, respectively, compared to 12.04% and 1.14%, respectively, for the preceding quarter.
•Net interest income totaled $37.5 million in the second quarter, up by $2.4 million, or 7%, from the preceding quarter, reflecting the impact of rising market interest rates.
•Asset and credit quality metrics continue to remain strong. In the second quarter a negative $3.0 million provision for credit losses (or a benefit) was recognized. Net recoveries in the second quarter were $10 thousand.
•Total residential real estate loan originations amounted to $350 million in the second quarter, up by $79 million, or 29%, from the preceding quarter.
•Total loans excluding Paycheck Protection Program ("PPP") loans amounted to an all-time high of $4.5 billion, up by $207 million, or 5%, from the end of the preceding quarter and up by $325 million, or 8%, from the balance at June 30, 2021.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.5 billion at June 30, 2022, down by $178 million, or 4%, from the end of the preceding quarter and up by $555 million, or 14%, from the balance at June 30, 2021.

Washington Trust
July 25, 2022
Net Interest Income
Net interest income was $37.5 million for the second quarter of 2022, up by $2.4 million, or 7%, from the first quarter of 2022. The net interest margin was 2.71% for the second quarter, up by 14 basis points from the preceding quarter. Net interest income and the net interest margin were impacted by accelerated net deferred fee amortization associated with PPP loans that were forgiven by the Small Business Administration. In the second quarter of 2022, accelerated net deferred fee amortization on PPP loans amounted to $323 thousand, or 2 basis points, compared to $819 thousand, or 6 basis points, in the preceding quarter. Excluding the impact of this item for both periods, the net interest margin was 2.69% in the second quarter of 2022, up by 18 basis points, from 2.51% in the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $25 million. The yield on interest-earning assets for the second quarter was 3.03%, up by 20 basis points from the preceding quarter. Excluding the impact of accelerated net deferred fee amortization on PPP loans for both periods, the yield on interest-earning assets was 3.01%, up by 24 basis points from the preceding quarter, reflecting the impact of higher market interest rates.
•Average interest-bearing liabilities increased by $69 million, due to an increase of $151 million in average in-market deposits, partially offset by a decrease of $82 million in average wholesale funding balances. The cost of interest-bearing liabilities for the second quarter of 2022 was 0.42%, up by 9 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $15.9 million for the second quarter of 2022, down by $1.3 million, or 8%, from the first quarter of 2022. Linked quarter changes included:
•Wealth management revenues amounted to $10.1 million in the second quarter of 2022, down by $465 thousand, or 4%, on a linked quarter basis. This included a decrease in asset-based revenues, which declined by $570 thousand, or 6%, from the preceding quarter. This decrease was partially offset by an increase in transaction-based revenues of $105 thousand, or 33%, from the preceding quarter, concentrated in tax servicing fee income.
Wealth management assets under administration ("AUA") amounted to $6.7 billion at June 30, 2022, down by $843 million, or 11%, from March 31, 2022. The decrease reflected net investment depreciation of $816 million and net client asset outflows of $27 million in the second quarter of 2022. The average balance of AUA for the second quarter of 2022 decreased by approximately $490 million, or 7%, from the average balance for the preceding quarter.
•Mortgage banking revenues totaled $2.1 million for the second quarter of 2022, down by $1.4 million, or 41%, from the first quarter of 2022, largely reflecting a lower volume of loans sold to the secondary market and a shift to a higher proportion of loans originated for retention in portfolio. Realized gains on sales of loans decreased by $1.4 million, or 42%. Mortgage loans sold to the secondary market amounted to $80 million in the second quarter of 2022, down by $50 million, or 39%, from the preceding quarter.
•Loan related derivative income was $669 thousand in the second quarter of 2022, up by $368 thousand from the preceding quarter, reflecting an increase in commercial borrower interest rate swap transactions.

Noninterest Expense
Noninterest expense totaled $31.1 million for the second quarter of 2022, down by $142 thousand, or 0.5%, from the first quarter of 2022. Linked quarter changes included:

Washington Trust
July 25, 2022
•Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $20.4 million for the second quarter of 2022, down by $621 thousand, or 3%, from the preceding quarter, reflecting lower payroll taxes and a reduction in share-based compensation expense. In addition, the benefit of higher deferred labor (a contra expense) largely associated with the higher proportion of residential real estate loan originations for retention in portfolio, was partially offset by volume-related increases in mortgage originator compensation expense.
•Advertising and promotion expense was up by $373 thousand, or 106%, from the preceding quarter, largely due to the timing of such activities.

Income Tax
Income tax expense totaled $5.3 million for the second quarter of 2022, up by $885 thousand from the preceding quarter, largely due to a higher level of pre-tax income. The effective tax rate for the second quarter of 2022 was 21.1%, compared to 21.3% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2022 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $1.0 billion at June 30, 2022, up by $12 million, or 1%, from March 31, 2022, reflecting purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities, which were partially offset by a temporary decline in fair value of available for sale securities and routine pay-downs on mortgage-backed securities. Purchases of debt securities in the second quarter 2022 totaled $92 million, with a weighted average yield of 3.88%. The securities portfolio represented 17% of total assets at both June 30, 2022 and March 31, 2022.

Loans
Total loans amounted to $4.5 billion at June 30, 2022, up by $196 million, or 5%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans decreased by $14 million, or 1%, from March 31, 2022, which included a net reduction in PPP loans of $11 million. Excluding PPP loans, commercial loans decreased by $3 million, or 0.1%, from March 31, 2022, reflecting payoffs and pay-downs of approximately $133 million, partially offset by originations and advances of approximately $130 million.
As of June 30, 2022, the carrying value of PPP loans was $2 million and included net unamortized loan origination fee balances of $83 thousand.
•Residential real estate loans increased by $188 million, or 11%, from March 31, 2022. In the second quarter of 2022, residential real estate loans originated for portfolio amounted to $264 million, an increase of $99 million, or 60%, from the preceding quarter.
•The consumer loan portfolio increased by $21 million, or 8%, from the balance at March 31, 2022, reflecting growth in home equity lines and loans.

Deposits and Borrowings
At June 30, 2022, in-market deposits, which exclude wholesale brokered deposits, amounted to $4.5 billion, down by $178 million, or 4%, from the end of the preceding quarter, concentrated in institutional money market accounts. Wholesale

Washington Trust
July 25, 2022
brokered deposits amounted to $459 million, up by $57 million, or 14%, from March 31, 2022. Total deposits amounted to $5.0 billion at June 30, 2022, down by $121 million, or 2%, from the end of the preceding quarter.

FHLB advances totaled $328 million at June 30, 2022, up by $273 million, or 496%, from March 31, 2022, as higher levels of wholesale funding were utilized to fund balance sheet growth.

Asset Quality
Total nonaccrual loans amounted to $12.4 million, or 0.28% of total loans, at June 30, 2022, compared to $12.6 million, or 0.29% of total loans, at March 31, 2022. Total past due loans amounted to $8.6 million, or 0.19% of total loans, at June 30, 2022, compared to $7.0 million, or 0.16% of total loans, at March 31, 2022.

The allowance for credit losses ("ACL") on loans amounted to $36.3 million, or 0.81% of total loans, at June 30, 2022, compared to $39.2 million, or 0.92% of total loans, at March 31, 2022. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.2 million at June 30, 2022, compared to $2.3 million at March 31, 2022.

There was a negative $3.0 million provision for credit losses (or a benefit) recognized in the second quarter of 2022, compared to a positive $100 thousand provision for credit losses (or a charge) recognized in the preceding quarter. The negative provision in the second quarter of 2022 reflected a continuation of low loss rates, strong asset and credit quality metrics, as well as our current estimate of forecasted economic conditions. In the second quarter of 2022, net recoveries of $10 thousand were recognized, compared to net recoveries of $148 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $476.6 million at June 30, 2022, down by $36.6 million, or 7%, from March 31, 2022. The decline was largely due to a decrease of $38.6 million in the accumulated other comprehensive income component of shareholders' equity, reflecting a temporary decrease in the fair value of available for sale securities. In addition, the change in shareholders' equity also included $9.4 million in dividend declarations and a net increase in treasury stock of $7.3 million, partially offset by net income of $20.0 million.

In the second quarter of 2022, Washington Trust repurchased 175,408 shares, at an average price of $48.93 and a total cost of $8.6 million, under its stock repurchase program.

Capital levels at June 30, 2022 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.51% at June 30, 2022, compared to 14.15% at March 31, 2022. Book value per share was $27.73 at June 30, 2022, compared to $29.61 at March 31, 2022.

The Board of Directors declared a quarterly dividend of 54 cents per share for the quarter ended June 30, 2022. The dividend was paid on July 8, 2022 to shareholders of record on July 1, 2022.

Washington Trust
July 25, 2022
Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 26, 2022 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-200-6205 and enter Access Code 790165. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 914070. The audio replay will be available through August 9, 2022. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through September 30, 2022.

Washington Trust
July 25, 2022
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•ongoing disruptions in our business and operations, and changes in consumer behavior due to the COVID-19 pandemic;
•changes in political, business and economic conditions, including inflation, or legislative or regulatory initiatives;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•changes in loan demand and collectability;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

1

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Assets:
Cash and due from banks	$95,544	$224,807	$175,259	$297,039	$127,743
Short-term investments	3,079	3,289	3,234	3,349	4,463
Mortgage loans held for sale, at fair value	22,656	15,612	40,196	48,705	31,492
Available for sale debt securities, at fair value	1,020,469	1,008,184	1,042,859	1,045,833	1,052,577
Federal Home Loan Bank stock, at cost	16,300	8,452	13,031	15,094	22,757
Loans:
Total loans	4,479,822	4,283,852	4,272,925	4,286,404	4,299,800
Less: allowance for credit losses on loans	36,317	39,236	39,088	41,711	41,879
Net loans	4,443,505	4,244,616	4,233,837	4,244,693	4,257,921
Premises and equipment, net	29,694	28,878	28,908	28,488	29,031
Operating lease right-of-use assets	28,098	28,816	26,692	27,518	28,329
Investment in bank-owned life insurance	100,807	93,192	92,592	92,974	92,355
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,981	5,198	5,414	5,631	5,853
Other assets	153,849	123,046	125,196	129,410	135,550
Total assets	$5,982,891	$5,847,999	$5,851,127	$6,002,643	$5,851,980
Liabilities:
Deposits:
Noninterest-bearing deposits	$888,981	$911,990	$945,229	$950,974	$901,801
Interest-bearing deposits	4,117,648	4,215,960	4,034,822	4,107,168	3,823,858
Total deposits	5,006,629	5,127,950	4,980,051	5,058,142	4,725,659
Federal Home Loan Bank advances	328,000	55,000	145,000	222,592	408,592
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,491	31,169	29,010	29,810	30,558
Other liabilities	118,456	98,007	109,577	114,100	116,634
Total liabilities	5,506,257	5,334,807	5,286,319	5,447,325	5,304,124
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,079	127,355	126,511	126,265	125,442
Retained earnings	475,889	465,295	458,310	447,566	437,927
Accumulated other comprehensive (loss) income	(118,041)	(79,451)	(19,981)	(18,128)	(15,128)
Treasury stock, at cost	(8,378)	(1,092)	(1,117)	(1,470)	(1,470)
Total shareholders’ equity	476,634	513,192	564,808	555,318	547,856
Total liabilities and shareholders’ equity	$5,982,891	$5,847,999	$5,851,127	$6,002,643	$5,851,980

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Interest income:
Interest and fees on loans	$36,602	$33,930	$36,882	$35,691	$34,820	$70,532	$68,979
Interest on mortgage loans held for sale	258	232	387	298	405	490	846
Taxable interest on debt securities	4,918	4,230	3,929	3,683	3,441	9,148	6,683
Dividends on Federal Home Loan Bank stock	63	67	98	95	110	130	243
Other interest income	188	78	60	56	32	266	65
Total interest and dividend income	42,029	38,537	41,356	39,823	38,808	80,566	76,816
Interest expense:
Deposits	3,963	3,103	2,977	2,789	2,961	7,066	6,624
Federal Home Loan Bank advances	413	244	547	872	1,001	657	2,381
Junior subordinated debentures	138	99	92	92	92	237	186
Total interest expense	4,514	3,446	3,616	3,753	4,054	7,960	9,191
Net interest income	37,515	35,091	37,740	36,070	34,754	72,606	67,625
Provision for credit losses	(3,000)	100	(2,822)	—	—	(2,900)	(2,000)
Net interest income after provision for credit losses	40,515	34,991	40,562	36,070	34,754	75,506	69,625
Noninterest income:
Wealth management revenues	10,066	10,531	10,504	10,455	10,428	20,597	20,323
Mortgage banking revenues	2,082	3,501	4,332	6,373	5,994	5,583	17,921
Card interchange fees	1,303	1,164	1,282	1,265	1,316	2,467	2,449
Service charges on deposit accounts	763	668	766	673	635	1,431	1,244
Loan related derivative income	669	301	1,972	728	1,175	970	1,642
Income from bank-owned life insurance	615	601	1,144	618	607	1,216	1,163
Other income	354	393	307	408	438	747	1,825
Total noninterest income	15,852	17,159	20,307	20,520	20,593	33,011	46,567
Noninterest expense:
Salaries and employee benefits	20,381	21,002	21,524	22,162	22,082	41,383	43,609
Outsourced services	3,375	3,242	3,585	3,294	3,217	6,617	6,417
Net occupancy	2,174	2,300	2,145	2,134	2,042	4,474	4,170
Equipment	938	918	959	977	975	1,856	1,969
Legal, audit and professional fees	677	770	817	767	678	1,447	1,275
FDIC deposit insurance costs	402	366	391	482	374	768	719
Advertising and promotion	724	351	502	559	560	1,075	782
Amortization of intangibles	216	217	216	223	225	433	451
Debt prepayment penalties	—	—	2,700	—	895	—	4,230
Other expenses	2,190	2,053	2,380	1,922	1,964	4,243	4,103
Total noninterest expense	31,077	31,219	35,219	32,520	33,012	62,296	67,725
Income before income taxes	25,290	20,931	25,650	24,070	22,335	46,221	48,467
Income tax expense	5,333	4,448	5,462	5,319	4,875	9,781	10,536
Net income	$19,957	$16,483	$20,188	$18,751	$17,460	$36,440	$37,931

Net income available to common shareholders	$19,900	$16,429	$20,128	$18,697	$17,408	$36,329	$37,823

Weighted average common shares outstanding:
Basic	17,303	17,331	17,328	17,320	17,314	17,317	17,295
Diluted	17,414	17,482	17,469	17,444	17,436	17,451	17,445
Earnings per common share:
Basic	$1.15	$0.95	$1.16	$1.08	$1.01	$2.10	$2.19
Diluted	$1.14	$0.94	$1.15	$1.07	$1.00	$2.08	$2.17

Cash dividends declared per share	$0.54	$0.54	$0.54	$0.52	$0.52	$1.08	$1.04

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Share and Equity Related Data:
Book value per share	$27.73	$29.61	$32.59	$32.06	$31.63
Tangible book value per share - Non-GAAP (1)	$23.72	$25.62	$28.59	$28.05	$27.60
Market value per share	$48.37	$52.50	$56.37	$52.98	$51.35
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,190	17,332	17,331	17,320	17,320

Capital Ratios (2):
Tier 1 risk-based capital	12.78%	13.32%	13.24%	13.01%	12.82%
Total risk-based capital	13.51%	14.15%	14.01%	13.83%	13.65%
Tier 1 leverage ratio	9.42%	9.46%	9.36%	9.12%	9.07%
Common equity tier 1	12.28%	12.79%	12.71%	12.47%	12.28%

Balance Sheet Ratios:
Equity to assets	7.97%	8.78%	9.65%	9.25%	9.36%
Tangible equity to tangible assets - Non-GAAP (1)	6.89%	7.68%	8.57%	8.19%	8.27%
Loans to deposits (3)	89.2%	83.1%	85.8%	84.9%	90.8%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Performance Ratios (4):
Net interest margin (5)	2.71%	2.57%	2.71%	2.58%	2.55%	2.64%	2.53%
Return on average assets (net income divided by average assets)	1.37%	1.14%	1.36%	1.26%	1.20%	1.26%	1.32%
Return on average tangible assets - Non-GAAP (1)	1.39%	1.15%	1.38%	1.27%	1.22%	1.27%	1.34%
Return on average equity (net income available for common shareholders divided by average equity)	16.11%	12.04%	14.34%	13.37%	12.92%	13.98%	14.22%
Return on average tangible equity - Non-GAAP (1)	18.71%	13.77%	16.39%	15.29%	14.84%	16.10%	16.35%
Efficiency ratio (6)	58.2%	59.7%	60.7%	57.5%	59.6%	59.0%	59.3%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for June 30, 2022 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,641	$10,211	$10,417	$10,224	$9,991	$19,852	$19,574
Transaction-based revenues	425	320	87	231	437	745	749
Total wealth management revenues	$10,066	$10,531	$10,504	$10,455	$10,428	$20,597	$20,323

Assets Under Administration (AUA):
Balance at beginning of period	$7,492,893	$7,784,211	$7,443,396	$7,441,519	$7,049,226	$7,784,211	$6,866,737
Net investment (depreciation) appreciation & income	(816,290)	(388,733)	358,796	(4,830)	368,383	(1,205,023)	577,336
Net client asset inflows (outflows)	(26,506)	97,415	(17,981)	6,707	23,910	70,909	(2,554)
Balance at end of period	$6,650,097	$7,492,893	$7,784,211	$7,443,396	$7,441,519	$6,650,097	$7,441,519

Percentage of AUA that are managed assets	91%	92%	92%	91%	92%	91%	92%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$1,917	$3,327	$5,695	$5,750	$8,562	$5,244	$22,307
Changes in fair value, net (2)	(330)	(242)	(1,594)	467	(2,543)	(572)	(4,431)
Loan servicing fee income, net (3)	495	416	231	156	(25)	911	45
Total mortgage banking revenues	$2,082	$3,501	$4,332	$6,373	$5,994	$5,583	$17,921

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$263,762	$164,401	$174,438	$205,293	$244,821	$428,163	$376,612
Originations for sale to secondary market (5)	86,459	106,619	188,735	190,702	244,562	193,078	553,887
Total mortgage loan originations	$350,221	$271,020	$363,173	$395,995	$489,383	$621,241	$930,499

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$23,478	$14,627	$21,180	$108,445	$235,280	$38,105	$461,925
Sold with servicing rights released (5)	56,263	115,501	175,818	65,416	55,278	171,764	120,652
Total mortgage loans sold	$79,741	$130,128	$196,998	$173,861	$290,558	$209,869	$582,577

(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Loans:
Commercial real estate (1)	$1,609,618	$1,628,620	$1,639,062	$1,661,785	$1,669,624
Commercial & industrial	620,270	614,892	641,555	682,774	764,509
Total commercial	2,229,888	2,243,512	2,280,617	2,344,559	2,434,133

Residential real estate (2)	1,966,341	1,777,974	1,726,975	1,672,364	1,590,389

Home equity	267,785	246,097	247,697	249,874	254,802
Other	15,808	16,269	17,636	19,607	20,476
Total consumer	283,593	262,366	265,333	269,481	275,278
Total loans	$4,479,822	$4,283,852	$4,272,925	$4,286,404	$4,299,800
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2022			December 31, 2021
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	125	$428,883	27%	127	$474,229	29%
Retail	112	352,688	22	121	389,487	24
Office	58	226,788	14	57	216,602	13
Hospitality	32	193,194	12	31	184,990	11
Industrial and warehouse	38	162,196	10	35	137,254	8
Healthcare	15	130,761	8	13	128,189	8
Commercial mixed use	19	38,974	2	20	38,978	2
Other	35	76,134	5	36	69,333	5
Commercial real estate loans	434	$1,609,618	100%	440	$1,639,062	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	64	$171,946	28%	101	$174,376	27%
Owner occupied and other real estate	165	73,366	12	185	72,957	11
Manufacturing	54	56,345	9	65	55,341	9
Educational services	19	50,769	8	28	52,211	8
Retail	62	47,670	8	79	47,290	7
Transportation and warehousing	24	33,709	5	31	35,064	5
Finance and insurance	62	38,320	6	59	31,279	5
Entertainment and recreation	27	27,696	4	37	32,087	5
Information	8	22,464	4	14	25,045	4
Accommodation and food services	49	17,062	3	114	28,320	4
Professional, scientific and technical	35	5,972	1	69	8,912	1
Public administration	14	4,777	1	16	5,441	1
Other	182	70,174	11	281	73,232	13
Commercial & industrial loans	765	$620,270	100%	1,079	$641,555	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	June 30, 2022		December 31, 2021
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$601,405	37%	$643,182	39%
Massachusetts	461,005	29	464,018	28
Rhode Island	387,498	24	408,496	25
Subtotal	1,449,908	90	1,515,696	92
All other states	159,710	10	123,366	8
Total commercial real estate loans	$1,609,618	100%	$1,639,062	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,404,149	71%	$1,207,789	70%
Rhode Island	402,015	20	365,831	21
Connecticut	136,874	7	132,430	8
Subtotal	1,943,038	99	1,706,050	99
All other states	23,303	1	20,925	1
Total residential real estate loans	$1,966,341	100%	$1,726,975	100%

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Deposits:
Noninterest-bearing demand deposits	$888,981	$911,990	$945,229	$950,974	$901,801
Interest-bearing demand deposits (in-market)	258,451	248,914	251,032	238,317	174,165
NOW accounts	887,678	893,603	867,138	817,937	774,693
Money market accounts	1,139,676	1,295,339	1,072,864	1,046,324	941,511
Savings accounts	572,251	566,461	555,177	540,306	524,155
Time deposits (in-market)	800,898	809,858	773,383	709,288	677,061
In-market deposits	4,547,935	4,726,165	4,464,823	4,303,146	3,993,386
Wholesale brokered demand deposits	31,003	—	—	—	—
Wholesale brokered time deposits	427,691	401,785	515,228	754,996	732,273
Wholesale brokered deposits	458,694	401,785	515,228	754,996	732,273
Total deposits	$5,006,629	$5,127,950	$4,980,051	$5,058,142	$4,725,659

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Asset Quality Ratios:
Nonperforming assets to total assets	0.21%	0.22%	0.24%	0.18%	0.18%
Nonaccrual loans to total loans	0.28%	0.29%	0.33%	0.26%	0.24%
Total past due loans to total loans	0.19%	0.16%	0.24%	0.22%	0.20%
Allowance for credit losses on loans to nonaccrual loans	292.55%	311.67%	275.21%	380.02%	399.57%
Allowance for credit losses on loans to total loans	0.81%	0.92%	0.91%	0.97%	0.97%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	—	—	—	—	539
Total commercial	—	—	—	—	539
Residential real estate	11,815	11,916	13,576	10,321	8,926
Home equity	599	673	627	655	1,016
Other consumer	—	—	—	—	—
Total consumer	599	673	627	655	1,016
Total nonaccrual loans	12,414	12,589	14,203	10,976	10,481
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$12,414	$12,589	$14,203	$10,976	$10,481

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	7	108	3	2	540
Total commercial	7	108	3	2	540
Residential real estate	7,794	6,467	9,622	8,698	6,656
Home equity	728	431	765	824	1,231
Other consumer	28	30	21	24	28
Total consumer	756	461	786	848	1,259
Total past due loans	$8,557	$7,036	$10,411	$9,548	$8,455

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$6,817	$5,707	$9,359	$6,930	$5,773

Troubled Debt Restructurings ("TDR"):
Accruing TDRs	$9,607	$16,303	$16,328	$7,979	$8,541
Nonaccrual TDRs	2,906	2,789	2,819	1,732	2,278
Total TDRs	$12,513	$19,092	$19,147	$9,711	$10,819

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Nonaccrual Loan Activity:
Balance at beginning of period	$12,589	$14,203	$10,976	$10,481	$12,983	$14,203	$13,197
Additions to nonaccrual status	158	427	3,959	2,583	537	585	1,271
Loans returned to accruing status	(236)	(63)	(339)	—	(874)	(299)	(877)
Loans charged-off	(23)	(36)	(31)	(249)	(317)	(59)	(381)
Payments, payoffs and other changes	(74)	(1,942)	(362)	(1,839)	(1,848)	(2,016)	(2,729)
Balance at end of period	$12,414	$12,589	$14,203	$10,976	$10,481	$12,414	$10,481

Allowance for Credit Losses on Loans:
Balance at beginning of period	$39,236	$39,088	$41,711	$41,879	$42,137	$39,088	$44,106
Provision for credit losses on loans (1)	(2,929)	—	(2,650)	—	—	(2,929)	(1,951)
Charge-offs	(23)	(36)	(33)	(249)	(317)	(59)	(381)
Recoveries	33	184	60	81	59	217	105
Balance at end of period	$36,317	$39,236	$39,088	$41,711	$41,879	$36,317	$41,879

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,261	$2,161	$2,333	$2,333	$2,333	$2,161	$2,382
Provision for credit losses on unfunded commitments (1)	(71)	100	(172)	—	—	29	(49)
Balance at end of period (2)	$2,190	$2,261	$2,161	$2,333	$2,333	$2,190	$2,333
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	($145)	$—	$—	$—	($145)	$—
Commercial & industrial	(11)	(1)	(35)	(2)	302	(12)	303
Total commercial	(11)	(146)	(35)	(2)	302	(157)	303
Residential real estate	—	(21)	(4)	52	(47)	(21)	(30)
Home equity	(2)	(2)	(12)	110	(4)	(4)	(6)
Other consumer	3	21	24	8	7	24	9
Total consumer	1	19	12	118	3	20	3
Total	($10)	($148)	($27)	$168	$258	($158)	$276

Net charge-offs (recoveries) to average loans - annualized	—%	(0.01%)	—%	0.02%	0.02%	(0.01%)	0.01%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2022			March 31, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$110,424	$188	0.68%	$183,684	$78	0.17%	($73,260)	$110	0.51%
Mortgage loans held for sale	26,914	258	3.84	28,471	232	3.30	(1,557)	26	0.54
Taxable debt securities	1,096,611	4,918	1.80	1,071,745	4,230	1.60	24,866	688	0.20
FHLB stock	9,420	63	2.68	12,294	67	2.21	(2,874)	(4)	0.47
Commercial real estate	1,619,325	13,495	3.34	1,631,819	11,891	2.96	(12,494)	1,604	0.38
Commercial & industrial	620,543	6,115	3.95	634,869	6,226	3.98	(14,326)	(111)	(0.03)
Total commercial	2,239,868	19,610	3.51	2,266,688	18,117	3.24	(26,820)	1,493	0.27
Residential real estate	1,836,245	15,010	3.28	1,740,087	13,987	3.26	96,158	1,023	0.02
Home equity	256,771	2,075	3.24	246,766	1,875	3.08	10,005	200	0.16
Other	15,770	183	4.65	16,933	195	4.67	(1,163)	(12)	(0.02)
Total consumer	272,541	2,258	3.32	263,699	2,070	3.18	8,842	188	0.14
Total loans	4,348,654	36,878	3.40	4,270,474	34,174	3.25	78,180	2,704	0.15
Total interest-earning assets	5,592,023	42,305	3.03	5,566,668	38,781	2.83	25,355	3,524	0.20
Noninterest-earning assets	249,309			298,000			(48,691)
Total assets	$5,841,332			$5,864,668			($23,336)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$248,764	$222	0.36%	$248,395	$70	0.11%	$369	$152	0.25%
NOW accounts	883,251	151	0.07	847,848	130	0.06	35,403	21	0.01
Money market accounts	1,268,496	1,139	0.36	1,174,833	615	0.21	93,663	524	0.15
Savings accounts	566,307	119	0.08	561,339	71	0.05	4,968	48	0.03
Time deposits (in-market)	809,697	1,951	0.97	793,169	2,017	1.03	16,528	(66)	(0.06)
Interest-bearing in-market deposits	3,776,515	3,582	0.38	3,625,584	2,903	0.32	150,931	679	0.06
Wholesale brokered demand deposits	20,233	46	0.91	—	—	—	20,233	46	0.91
Wholesale brokered time deposits	352,438	335	0.38	455,785	200	0.18	(103,347)	135	0.20
Wholesale brokered deposits	372,671	381	0.41	455,785	200	0.18	(83,114)	181	0.23
Total interest-bearing deposits	4,149,186	3,963	0.38	4,081,369	3,103	0.31	67,817	860	0.07
FHLB advances	151,736	413	1.09	150,922	244	0.66	814	169	0.43
Junior subordinated debentures	22,681	138	2.44	22,681	99	1.77	—	39	0.67
Total interest-bearing liabilities	4,323,603	4,514	0.42	4,254,972	3,446	0.33	68,631	1,068	0.09
Noninterest-bearing demand deposits	891,883			940,220			(48,337)
Other liabilities	130,273			116,291			13,982
Shareholders' equity	495,573			553,185			(57,612)
Total liabilities and shareholders' equity	$5,841,332			$5,864,668			($23,336)
Net interest income (FTE)		$37,791			$35,335			$2,456
Interest rate spread			2.61%			2.50%			0.11%
Net interest margin			2.71%			2.57%			0.14%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2022	Mar 31, 2022	Change
Commercial loans	$276	$244	$32
Total	$276	$244	$32

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2022			June 30, 2021			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$146,852	$266	0.37%	$150,580	$65	0.09%	($3,728)	$201	0.28%
Mortgage loans for sale	27,688	490	3.57	59,429	846	2.87	(31,741)	(356)	0.70
Taxable debt securities	1,084,246	9,148	1.70	973,214	6,683	1.38	111,032	2,465	0.32
FHLB stock	10,849	130	2.42	26,987	243	1.82	(16,138)	(113)	0.60
Commercial real estate	1,625,537	25,386	3.15	1,632,725	23,060	2.85	(7,188)	2,326	0.30
Commercial & industrial	627,667	12,342	3.97	823,580	15,979	3.91	(195,913)	(3,637)	0.06
Total commercial	2,253,204	37,728	3.38	2,456,305	39,039	3.21	(203,101)	(1,311)	0.17
Residential real estate	1,788,431	28,997	3.27	1,484,571	25,737	3.50	303,860	3,260	(0.23)
Home equity	251,796	3,950	3.16	257,494	4,177	3.27	(5,698)	(227)	(0.11)
Other	16,349	378	4.66	20,545	495	4.86	(4,196)	(117)	(0.20)
Total consumer	268,145	4,328	3.25	278,039	4,672	3.39	(9,894)	(344)	(0.14)
Total loans	4,309,780	71,053	3.32	4,218,915	69,448	3.32	90,865	1,605	—
Total interest-earning assets	5,579,415	81,087	2.93	5,429,125	77,285	2.87	150,290	3,802	0.06
Noninterest-earning assets	273,521			343,889			(70,368)
Total assets	$5,852,936			$5,773,014			$79,922
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$248,580	$292	0.24%	$183,223	$145	0.16%	$65,357	$147	0.08%
NOW accounts	865,647	281	0.07	729,301	221	0.06	136,346	60	0.01
Money market accounts	1,221,923	1,753	0.29	930,656	1,266	0.27	291,267	487	0.02
Savings accounts	563,837	191	0.07	504,040	141	0.06	59,797	50	0.01
Time deposits (in-market)	801,479	3,968	1.00	695,038	4,127	1.20	106,441	(159)	(0.20)
Interest-bearing in-market deposits	3,701,466	6,485	0.35	3,042,258	5,900	0.39	659,208	585	(0.04)
Wholesale brokered demand deposits	10,173	45	0.89	—	—	—	10,173	45	0.89
Wholesale brokered time deposits	403,826	536	0.27	621,075	724	0.24	(217,249)	(188)	0.03
Wholesale brokered deposits	413,999	581	0.28	621,075	724	0.24	(207,076)	(143)	0.04
Total interest-bearing deposits	4,115,465	7,066	0.35	3,663,333	6,624	0.36	452,132	442	(0.01)
FHLB advances	151,331	657	0.88	499,435	2,381	0.96	(348,104)	(1,724)	(0.08)
Junior subordinated debentures	22,681	237	2.11	22,681	186	1.65	—	51	0.46
Total interest-bearing liabilities	4,289,477	7,960	0.37	4,185,449	9,191	0.44	104,028	(1,231)	(0.07)
Noninterest-bearing demand deposits	915,918			901,522			14,396
Other liabilities	123,321			149,622			(26,301)
Shareholders' equity	524,220			536,421			(12,201)
Total liabilities and shareholders' equity	$5,852,936			$5,773,014			$79,922
Net interest income (FTE)		$73,127			$68,094			$5,033
Interest rate spread			2.56%			2.43%			0.13%
Net interest margin			2.64%			2.53%			0.11%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2022	Jun 30, 2021	Change
Commercial loans	$521	$469	$52
Total	$521	$469	$52

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Tangible Book Value per Share:
Total shareholders' equity, as reported	$476,634	$513,192	$564,808	$555,318	$547,856
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,981	5,198	5,414	5,631	5,853
Total tangible shareholders' equity	$407,744	$444,085	$495,485	$485,778	$478,094

Shares outstanding, as reported	17,190	17,332	17,331	17,320	17,320

Book value per share - GAAP	$27.73	$29.61	$32.59	$32.06	$31.63
Tangible book value per share - Non-GAAP	$23.72	$25.62	$28.59	$28.05	$27.60

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$407,744	$444,085	$495,485	$485,778	$478,094

Total assets, as reported	$5,982,891	$5,847,999	$5,851,127	$6,002,643	$5,851,980
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,981	5,198	5,414	5,631	5,853
Total tangible assets	$5,914,001	$5,778,892	$5,781,804	$5,933,103	$5,782,218

Equity to assets - GAAP	7.97%	8.78%	9.65%	9.25%	9.36%
Tangible equity to tangible assets - Non-GAAP	6.89%	7.68%	8.57%	8.19%	8.27%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Return on Average Tangible Assets:
Net income, as reported	$19,957	$16,483	$20,188	$18,751	$17,460	$36,440	$37,931

Total average assets, as reported	$5,841,332	$5,864,668	$5,884,581	$5,919,137	$5,833,425	$5,852,936	$5,773,014
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,086	5,303	5,526	5,739	5,963	5,194	6,076
Total average tangible assets	$5,772,337	$5,795,456	$5,815,146	$5,849,489	$5,763,553	$5,783,833	$5,703,029

Return on average assets - GAAP	1.37%	1.14%	1.36%	1.26%	1.20%	1.26%	1.32%
Return on average tangible assets - Non-GAAP	1.39%	1.15%	1.38%	1.27%	1.22%	1.27%	1.34%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$19,900	$16,429	$20,128	$18,697	$17,408	$36,329	$37,823

Total average equity, as reported	$495,573	$553,185	$556,765	$554,847	$540,524	$524,220	$536,421
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,086	5,303	5,526	5,739	5,963	5,194	6,076
Total average tangible equity	$426,578	$483,973	$487,330	$485,199	$470,652	$455,117	$466,436

Return on average equity - GAAP	16.11%	12.04%	14.34%	13.37%	12.92%	13.98%	14.22%
Return on average tangible equity - Non-GAAP	18.71%	13.77%	16.39%	15.29%	14.84%	16.10%	16.35%